UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

COLEMAN CABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33337	36-4410887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1530 Shields Drive, Waukegan, IL		60085
(Address of principal executive offices)		(Zip Code)

(847) 672-2300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

On March 28, 2011, Coleman Cable, Inc. and Technology Research Corporation issued a joint press release announcing that they have entered into an Agreement and Plan of Merger, dated as of March 28, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 28, 2011.

This Current Report on Form 8-K is not an offer to purchase or a solicitation of an offer to sell securities of the Technology Research Corporation (“TRC”). The planned tender offer by Coleman Cable, Inc. (the “Company”) for all of the outstanding shares of common stock of TRC has not been commenced. On commencement of the tender offer, the Company will mail to TRC shareholders an offer to purchase and related materials and TRC will mail to its shareholders a solicitation/recommendation statement with respect to the tender offer. The Company will file its offer to purchase with the Securities and Exchange Commission (the “SEC”) on Schedule TO, and TRC will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. TRC shareholders are urged to read these materials carefully when they become available, since they will contain important information, including terms and conditions of the offer. TRC’s shareholders may obtain a free copy of these materials (when they become available) and other documents filed the Company and TRC with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent for the tender offer.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLEMAN CABLE, INC.

Date: March 28, 2011	By:	/s/ Richard N. Burger
		Name:	Richard N. Burger
		Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer